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                                                      Exhibit 4.4

















              THE UPJOHN MANAGEMENT INCENTIVE PROGRAM OF 1982




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              THE UPJOHN MANAGEMENT INCENTIVE PROGRAM OF 1982

      1.        Purposes

                The purposes of this Program are (a) to provide additional incentive and reward to executives and key personnel who contribute to the success of the Company and its subsidiaries by their invention, ability,

industry, loyalty or exceptional service, through making them participants in that success; (b) to attract to and retain in the employ of the Company and its subsidiaries, individuals of outstanding competence; and (c) to encourage the ownership by such individuals of stock of the Company or otherwise further the identity of their interests with those of the

Company's stockholders generally. The Program is composed of the Incentive

Compensation Plan of 1982 and the 1982 Stock Option Plan.

      2.        Definitions

                Unless otherwise required by the context, the terms used in this Program shall have the meanings set forth in this Section 2.

      2.01      AGGREGATE INCENTIVE COMPENSATION:  The aggregate amount

available for incentive compensation awards for a particular Compensation

Year computed as set forth in 6.01 below.

      2.02      BENEFICIARY:  As applied to a Participant, a person or

entity (including a trust or the estate of the Participant) designated pursuant to rules of general application of the Incentive Committee, in a written document executed by the Participant in such form as shall be approved by the Incentive

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Committee, to receive, in the event of the death of the Participant, the unpaid balance of an award of incentive compensation or an Option or Stock

Appreciation Rights.  If at the time when an unpaid balance of an award shall be or become payable or an Option or Stock Appreciation Rights shall be exercisable, at or after the death of the Participant, there shall not be any living person or any entity in existence so designated, the term

"Beneficiary" shall mean the executors or administrators of the

Participant's estate.

      2.03      BOARD or BOARD OF DIRECTORS:  The Board of Directors of the

Company.

      2.04      COMMON STOCK:  The common stock of the Company, par value

$1.00 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 4 below.

      2.05      COMPANY:  The Upjohn Company, a Delaware corporation.

      2.06      COMPENSATION YEAR:  A calendar year for which the Program

is in effect.

      2.07      DIVIDEND EQUIVALENT:  As applied to a Participant who has

elected to receive payment of the unpaid portion of an award in or measured by the value of shares of Common Stock, an amount equal to each dividend,

other than a dividend in Common Stock, which would have been received by the Participant in respect of shares of the Common Stock (giving effect to any adjustments under Section 4 below) in which such unpaid portion

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of his award shall at the time be payable or by the value of which payment of such unpaid portion shall be measured, if such shares of Common Stock had been transferred to such Participant on the date on which the award was made and had been retained by him up to and including the record date for payment of such dividend.

      2.08      ELIGIBLE EMPLOYEE:  An officer of the Company or other

salaried Employee including a director who is such an officer or salaried

Employee.

      2.09      EMPLOYEE:  An individual employed by the Company or a

Subsidiary.

      2.10      FAIR MARKET VALUE:  As applied to a specific date, the

average of the highest and lowest quoted selling prices of Common Stock on sales, regular way, reported for such date for New York Stock Exchange issues on the consolidated stock exchange network or, if Common Stock was not traded on such date, on the next preceding day on which the Common

Stock was so traded.

      2.11      INCENTIVE EASE:  The amount by which the total consolidated assets of the Company and its Subsidiaries (including net assets of foreign

Subsidiaries) other than Treasury Stock exceed the total liabilities of the

Company and its Subsidiaries other than capital stock, as computed by the independent accounting firm employed by the Company as its auditors pursuant to the provisions of 6.01(c) below.

      2.12      INCENTIVE COMMITTEE:  The Incentive Committee to administer the Program appointed pursuant to Section 3 below.

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      2.13      (a)    INCENTIVE COMPENSATION GROUP:  As applied to a

Compensation Year, the Employees selected by the Incentive Committee for such Compensation Year pursuant to 6.02 below.

                (b)    INCENTIVE STOCK OPTION:  A form of Option which

meets all of the requirements set forth under Section 422A(b) of the

Internal Revenue Code of 1954, as amended.

      2.14      (a)    INCREASE IN INCENTIVE BASE:  The amount by which the

Incentive Base at the close of business on December 31 of the calendar year next preceding the Compensation Year for which incentive compensation awards are to be made shall exceed the Incentive Base at the close of business on December 31, 1980.

                (b)    INTEREST EQUIVALENT RATE:  As applied to a calendar

year, the higher of (a) the highest annual rate that mutual savings banks shall have been permitted to pay, under the Regulations of the Federal

Deposit Insurance Corporation, on regular savings accounts at any time during such calendar year, or (b) the arithmetic average of annualized rates payable on six month money market certificates as reported in the

Wall Street Journal for the last business day of each calendar month during such calendar year.

      2.15      NET BEFORE-TAX PROFITS OF THE COMPANY:  The Net Earnings of

the Company for a Compensation Year (a) before deduction of or allowance for any of the following:

                (i) federal taxes of the United States and foreign governments (including, but without limitation thereto, excess profits taxes) based upon or measured, in whole or in part, by income of the Company and its

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      Subsidiaries but exclusive of state and territorial taxes and taxes imposed by political subdivisions thereof;

               (ii) incentive compensation awards under the Program for such Compensation Year and for any prior Compensation Years;

              (iii) all items of capital or non-recurring loss or other extraordinary charge which, by reason of size, character or other factors, do not arise in the ordinary and usual course of business of the Company or its Subsidiaries, including, without limitation, losses due to fluctuations in foreign currency or currencies; except that, for the purpose of computing Aggregate Incentive Compensation for any Compensation Year, the Board of Directors in its discretion shall have power, on or before December 31 of such Compensation Year, to direct that any such item of loss or charge shall be deducted, in whole or in part, in determining Net Before-Tax Profits of the Company for such Compensation Year;

and (b) after deduction of and allowance for all of the following if and to the extent not theretofore fully deducted or allowed for in computing Net

Earnings of the Company;

                (i) all items of capital gain, non-recurring profit or other extraordinary credit which, by reason of size, character or other factors, do not arise in the ordinary and usual course of the business of the Company or its Subsidiaries including, without limitation, profits due to fluctuations in foreign currency or currencies; except that, for the purpose of computing Aggregate Incentive Compensation for any Compensation Year, if the Board of Directors finds in its discretion that the Incentive Compensation Group has been instrumental in producing any such item of gain, profit or credit, the Board shall have power, on or before December 31 of such Compensation Year, to direct that such item shall be included, in whole or in part, in determining Net Before-Tax Profits of the Company for such Compensation Year;

               (ii) such special write-offs and reserves as the independent accounting firm employed by the Company as its auditors may recommend or the Board of Directors may, in its discretion, deem advisable, so that the Board may exercise the fullest degree of conservative prudent judgment in making write-offs and in setting up reserves against contingencies and for all other purposes, including (but without limitation thereto) write-offs of inventory and

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      special reserves against unremitted foreign earnings based on currency restrictions, devaluation or other similar or dissimilar factors; provided, however, that, for the purpose of computing Aggregate Incentive Compensation for any Compensation Year, the Board of Directors in its discretion shall have power, on or before December 31 of such Compensation Year, to direct that any such write-off or reserve shall be excluded, in whole or in part, in determining Net Before-Tax Profits of the Company for such Compensation Year;

              (iii) unearned portions or installments of incentive compensation awards credited to income of the Company.

      2.16      NET EARNINGS OF THE COMPANY:  The net earnings of the

Company and its Subsidiaries for a Compensation Year, as determined for the purpose of the annual statement of consolidated earnings for such

Compensation Year by the independent accounting firm employed by the

Company as its auditors, and in any event (a) after provision for federal taxes of the United States and foreign governments (including, but without limitation thereto, excess profits taxes) based upon or measured, in whole or in part, by income of the Company and its Subsidiaries; (b) after provision for incentive compensation awards for such Compensation Year; and

(c) after provision for any pension, excess benefit, profit-sharing or thrift plan for Employees.

      2.17      OPTIONS:  The options granted from time to time under the

Program.

      2.18      PARTICIPANT:  An Employee to whom an incentive compensation award has been made or to whom an Option has been granted under the

Program.

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      2.19      PROGRAM:  The Upjohn Management Incentive Program of 1982

set forth in these pages, as it may be amended from time to time.

      2.20      (a)    RESTRICTED SHARES:  Shares of Common Stock

transferred subject to restrictions precluding a sale or other disposition for a period of time and requiring as a condition to retention compliance with any other terms and conditions imposed by the Incentive Committee.

                (b)    RETIREMENT:  Termination of employment at or after

attainment of age 65.

      2.21      SALARY:  The total compensation currently paid to an

Employee by the Company and its Subsidiaries and designated "salary" and in any event exclusive of any Christmas bonus, of incentive compensation awards under the Program, of any payments to or for the account of the

Employee under any pension, excess benefit, profit-sharing or thrift or savings plan, and of fringe benefits.

      2.22      SERVICE:  Employment as a regular Employee of the Company

(including any Subsidiary of the Company).  Service shall not be considered to have been terminated by disability, whether temporary or permanent,

during any period that the Participant shall be entitled to receive at least one-half the salary paid to him immediately prior to his disability.

A Participant who is rendering advisory services at a salary of less than one-half of the salary that he was being paid as a full-time Employee of the

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Company or a Subsidiary shall be considered to have terminated his service.

      2.23      STOCK APPRECIATION RIGHT:  A right to receive a number of

shares of Common Stock, or cash in lieu thereof, based upon the increase in value of Common Stock, as more particularly set forth in 7.08 below.

      2.24      SUBSIDIARY:  A corporation the financial results of which

for the Compensation Year are consolidated with those of the Company for purposes of the financial statement of consolidated earnings for such

Compensation Year included in the Company's annual report to stockholders.

      2.25      TREASURY STOCK:  All shares of capital stock of the Company and of any Subsidiary issued but held in the treasury of such corporation including, without limitation, any shares held by the Company for the purpose of the Program.

      2.26      UNUSED LIMIT CARRYOVER:  The unused limit carryover as

defined under Section 422A(c)(4) of the Internal Revenue Code of 1954, as

amended

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      4.        Adjustments Upon Changes in Capitalization

                In the event of a reorganization, recapitalization, stock

split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure of the Company affecting shares of its Common Stock, the Incentive Committee shall recommend and the Board of Directors shall make appropriate adjustment (a)

in respect of the unpaid balance of any award of incentive compensation payable in or measured by the value of shares of Common Stock, (b) in respect of any Restricted Shares transferred under the Program and (c) in the number and kind of shares authorized by the 1982 Stock Option Plan, in the aggregate and to any individual Employee or group of Employees, in the number and kind of shares subject to unexercised Options and Stock

Appreciation Rights theretofore granted and in the price of such shares.

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      7.        The 1982 Stock Option Plan

      7.01      Stock Subject to Stock Option Plan

                The shares for which Options and Stock Appreciation Rights may be granted under the 1982 Stock Option Plan shall be shares of the

Common Stock of the Company.  The number of shares which may be purchased upon exercise of Options that may from time to time be granted under the

Program or which may be transferred in respect of Stock Appreciation Rights shall not exceed, in the aggregate, 800,000 shares of such Common Stock, a number which shall be subject to adjustment as provided in Section 4 above.

If an Option, or a Stock Appreciation Right, after having been granted under this Program, shall for any reason expire or terminate without having been exercised in full and shares shall not have

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Pages 29-

been transferred nor cash paid in respect of a Stock Appreciation Right relating to an Option so granted, the shares theretofore subject to such

Option or Stock Appreciation Right, as the case may be, and not purchased or transferred shall be added to the shares otherwise available for

(options and Stock Appreciation Rights which may thereafter be granted, and such shares not so purchased or transferred shall not be deemed to increase the aggregate number of shares for which options and Stock Appreciation

Rights may be granted.  The shares to be transferred upon exercise of

Options granted under the Program or in respect of Stock Appreciation

Rights may be made available, at the discretion of the Board of Directors,

from authorized but unissued shares of the Company, from stock at any time held in the treasury of the Company or from shares acquired by the Company for the purpose of the Program, including shares purchased at any time or from time to time in the open market.  Subject to the limitations set forth under Section 7.02 below, all Options granted under the Program may be

Incentive Stock Options, and Incentive Stock Options may be substituted for or converted from outstanding but unexercised stock options theretofore granted by the Company under the Program, the 1977 Stock Option Plan or the

1972 Stock Option Plan, with the consent of the holders of such options;

shares purchased under such substituted or converted Incentive Stock

Options shall be charged only against the number of shares authorized by the stock option

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plan under which such outstanding but unexercised stock options were granted.

      7.02      Number of Shares Subject to Individual Options

                The number of shares of the Common Stock which may be

purchased upon exercise of an Option or Options or which may be transferred upon exercise of Stock Appreciation Rights granted under the Program to any individual Employee shall not exceed in the aggregate 20,000, a number which shall be subject to adjustment as provided in Section 4 above.  With respect to any Incentive Stock Option granted after December 31, 1980, the aggregate fair market value (determined as of the time such Option is granted) of Common Stock for which any Employee may be granted Incentive

Stock Options in any calendar year under the Program (and under all other plans, if any, which provide for the granting of Incentive Stock Options and which are maintained by the Company, a Subsidiary or any other affiliated corporation) shall not exceed $100,000 plus any Unused Limit

Carryover to such year.

      7.03      Factors to be Considered in Granting Options

                An Option and a Stock Appreciation Right shall be granted

only to an Eligible Employee and only for a reason or reasons connected with employment.  An Eligible Employee may be granted more than one Option and Stock Appreciation Right subject, however, to the provisions of 7.02 above, but only during the term of the Program.  In making any determination as to Employees to whom Options shall be granted and as to the

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number of shares for which any Option or Stock Appreciation Right shall be granted, the Incentive Committee shall in each case take into account the duties of the Employee, his present and potential contributions to the success of the Company, his compensation, and such other factors as the

Incentive Committee shall deem relevant to the accomplishment of one or more purposes of the Program.

      7.04      Option Price

                The purchase price of the shares of the Common Stock upon

exercise of an option granted under the Program shall be not less than the

Fair Market Value of such shares on the date the Option is granted and in no event less than the par value thereof.

      7.05      Exercise of Options

                (a)    An Option shall not be exercisable until the

optionee has completed one year of employment with the Company or a

Subsidiary from the date of grant of the Option, and shall be exercisable in full after the completion of that year of employment; provided, that an

Incentive Stock Option shall be subject to the sequential exercise limitation applicable to Incentive Stock Options as set forth under 7.05(f)

below.  After an Option shall have become exercisable, all or any part of the shares subject to the Option may be purchased at any time or from time to time thereafter during the remainder of the term of the Option;

provided, however, that except as otherwise set forth in

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7.07 below, an Option may not be exercised unless the holder thereof shall at the time of such exercise be an Employee.

                (b)    The purchase price of the shares as to which an

Option shall be exercised shall be paid in full in cash at the time of exercise.  Alternatively, in lieu of cash, an optionee may exercise his option by tendering to the Company shares of the Common Stock of the

Company, owned by him, and having a Fair Market Value equal to the cash exercise price applicable to his Option, with the Fair Market Value of such stock to be determined in such appropriate manner as may be provided for by the Incentive Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations; provided, that the Incentive Committee may determine that an

Option shall provide that the optionee may not tender shares of the Common

Stock of the Company unless such shares have been held by the optionee for a minimum period of time specified by the Incentive Committee.

                (c)    The holder of an Option shall not have any of the

rights of a stockholder with respect to any share subject to such Option unless and until he shall become the holder of record of such share.

                (d)    No Option granted under the Program shall in any

event, and notwithstanding any provision of 7.05(a) above or 7.07 and 8.06 below, be exercisable after the expiration of ten (10) years from the date on which the Option shall have been granted.

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                (e)    Each Option granted under the Program may be made

exercisable upon such other terms and conditions consistent with the

Program as shall h)e determined by the Incentive Committee, including provisions to the effect that the shares subject to the Option shall be

Restricted Shares.

                (f)    Notwithstanding any other provision of the Program,

including without limitation Section 7.05(a) and Section 7.07, an Incentive

Stock option granted to an Employee shall not be exercisable at any time while there is outstanding any Incentive Stock Option previously granted to such Employee (1) to purchase Common Stock, (2) to purchase stock of any corporation which at the time of granting such option, was a parent or

Subsidiary of the Company or (3) to purchase stock of a predecessor of any such corporations or of the Company.  For these purposes an Incentive Stock

Option shall be treated as outstanding until it is exercised in full or expires by lapse of time as such events are determined under the applicable provisions of the Internal Revenue Code of 1954, as amended, and any regulations, rulings or other official pronouncements promulgated thereunder.

      7.06 Non-Transferability and Other Matters Pertaining to Options and Stock Appreciation Rights

                An Option and any Stock Appreciation Rights granted under

the Program shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the Employee, only by him or

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by his guardian or legal representative; provided, however, that nothing in this Program shall prevent the designation of a Beneficiary or prevent the grant of an option or options with a readily ascertainable fair market value at the time of grant and to that end, and, without limiting the generality of the foregoing, such an option or options may be made transferable or may be made exercisable by a person or persons other than the Employee, upon such terms and conditions as the Incentive Committee may approve, but no option that is so transferable or exercisable shall be deemed to have been granted under this Program.

      7.07      Termination of Employment

                (a)    In case the employment of an Employee to whom an

Options shall have been granted shall be terminated otherwise than as a result of death, the Option may be exercised [but, except as otherwise provided in 7.07(b), only to the extent that the Employee shall have been entitled to exercise the Option on the termination of his employment]

during such period after the date on which he shall have ceased to be an

Employee as shall be prescribed in the option grant.  Subject to 7.05(d)

above, such period shall be three (3) years following termination of employment by Retirement and three (3) months following other termination of employment unless, prior to the expiration of such three (3) months'

period, the Incentive Committee in the case of an officer or director of the Company, or an appropriate officer of the Company authorized by the

Chief Executive Officer of the

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Company in the case of other Employees, shall have determined that such other termination of employment is not adverse to the interests of the

Company and shall have authorized in writing a three (3) year period following such termination for exercise of the Option; provided, however,

that a lesser period or periods for exercise following Retirement or other termination of employment may be prescribed by the Incentive Committee upon or prior to the option grant.  Subject to 7.05(d) above, if an Employee to whom an Option shall have been granted shall die while he shall be employed by the Company or one of its Subsidiaries or during the period after the termination of his employment within which the Option shall be exercisable pursuant to this 7.07(a), the Option may be exercised (but only to the extent that the Employee shall have been entitled to exercise the Option immediately prior to his death) within one (1) year from the date of the

Employee's death, unless a lesser period for such exercise shall have been prescribed in the option grant.

                (b)    Notwithstanding the provisions of 7.05(a) to the

extent prescribed by the Incentive Committee upon or prior to the option grant, an Option held by a Participant, to the extent unexercised and outstanding, may be accelerated, so that during the period provided in

7.07(a) it shall be exercisable as to all installments and in its entirety,

following Retirement of the Participant and, if and to the extent authorized in writing:

                (i) by the Incentive Committee in the case of an officer or director of the Company, or

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               (ii)     by an appropriate officer of the Company authorized
      by the Chief Executive Officer of the Company in the case of other Employees, following other termination of employment of the Participant, provided that the Incentive Committee or such officer, as the case may be, shall have determined such termination of employment not to be adverse to the interests of the Company.

      7.08      Stock Appreciation Rights

                (a)    Stock Appreciation Rights may be granted in

connection with any Option granted under the Program, either at the time of the grant of such Option or at any time thereafter during the term of the

Option, or may be granted independently of the grant of an Option.  Stock

Appreciation Rights may also be granted under any prior stock option plans of the Company, or as an addition to or substitution for options or stock appreciation rights granted under such plans or under the Program.

                (b)    If granted in connection with an Option, Stock

Appreciation Rights shall entitle the holder of the related Option, upon exercise of such Stock Appreciation Rights, to surrender the Option, or any portion thereof, to the extent unexercised, and to receive a number of shares of Common Stock, or cash, determined pursuant to clause (c)(iii) of this para- graph 7.08.  Such Option shall, to the extent so surrendered,

thereupon cease to be exercisable.  If granted independently of an Option,

Stock Appreciation Rights shall entitle the holder of the Stock

Appreciation Rights to receive a number of shares of Common Stock, or cash,

determined pursuant to clause (c)(iii) of this paragraph 7.08.

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                (c)    Stock Appreciation Rights shall be subject to the

following terms and conditions and to such other terms and conditions not inconsistent with the Program as shall from time to time be approved by the

Incentive Committee:

                (i) If granted in connection with an Option, Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable. If granted independently of an Option, Stock Appreciation Rights shall be exercisable at such time or times as shall be determined by the Incentive Committee at the time of the grant of the Stock Appreciation Rights but in no event later than the period provided in 7.07(a) for exercise of an Option.

               (ii) Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Stock Appreciation Rights shall have completed at least twelve months of continuous Service with the Company or a Subsidiary, or both, immediately following the date upon which the Stock Appreciation Rights shall have been granted. Whether authorized leaves of absence or absence for military or government service shall constitute termination of employment or interruption of continuous employment for purposes of the Program shall be determined by the Incentive Committee.

              (iii) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of shares equal in Fair Market Value to the amount by which the Fair Market Value of one share of Common Stock on the date of such exercise shall exceed the Fair Market Value of a share of Common Stock on the date of grant of the related Option if such Stock Appreciation Rights were granted in connection with an Option or on the date of grant of such Stock Appreciation Rights if such Stock Appreciation Rights were granted independently of an Option, multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised. The Incentive Committee may authorize settlement of all or any part of the Company's obligation arising out of an exercise of Stock Appreciation Rights by the payment of cash equal to the aggregate value of shares of Common Stock (or a fraction of a share) that the Company would otherwise be obligated to deliver under the preceding sentence of this Section 7.08(c)(iii).

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                (d)    To the extent that Stock Appreciation Rights shall

be exercised, an option in connection with which such Stock Appreciation

Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitations set forth in the Program.  In the case of Stock Appreciation Rights granted independently of an Option, the number of shares of Common Stock in respect of which such Stock

Appreciation Rights shall be exercised shall be charged against such maximum limitations.

                (e)    If so directed by the Incentive Committee, the grant

of Stock Appreciation Rights may provide for payment from time to time to the holder of the Stock Appreciation Rights, either in cash or in shares of

Common Stock, of amounts not exceeding the cash dividends, as and when declared or paid, which would have been paid in respect of a number of shares of Common Stock equal to the number of shares subject to the Stock

Appreciation Rights if such shares have been issued or transferred to the holder of the Stock Appreciation Rights from the time the Stock

Appreciation Rights were granted to such holder to the time when they shall be exercised or shall lapse or otherwise terminate.

                (f)    An Employee and, in the event of his death, his

Beneficiary or the person or persons to whom the related Option or Stock

Appreciation Rights shall have been transferred by will or the laws of descent and distribution, shall have no rights as a shareholder with respect to any shares subject to

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Stock Appreciation Rights until the date of issuance to him of a stock certificate for such shares.

      7.09      Cash Payment for Options Upon Change in Control

                (a)    Notwithstanding any other provision of the program

or of any outstanding Option, in the event of a change in control the

Company shall pay to each optionee with respect to each Option held by the optionee, excluding (1) Incentive Stock Options outstanding on June 21,

1988 and (2) Options held by officers of the Company elected by the Board of Directors which are not exercisable on the date of such change in control, an amount in cash, which shall be payable within ten days after the changed in control, equal to the difference between (i) the result of multiplying (A) the number of shares of Common Stock subject to each Option which have not been exercised by (B) the market value of the Common Stock and (ii) the aggregate purchase price for such shares.  Upon such payment,

all Options for which such cash payment is made (and any related Stock

Appreciation Rights) shall be cancelled

                (b)    If an officer of the Company elected by the Board of

Directors holds an Option (other than an Incentive Stock Option outstanding on June 21, 1988) which is not exercisable in full on the date of a change in control and such officer remains in employment with the Company or a

Subsidiary until the date such Option becomes exercisable, then,

notwithstanding any other provision of the Program or of the Option, the

Company shall pay to such officer on each date of which all or portion of such

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Option becomes exercisable an amount equal to the difference between (1)

the result of multiplying (i) the number of shares of Common Stock subject to such Option that first become exercisable on that date by (ii) the market value of the Common Stock and (2) the aggregate purchase price for such shares.  If the employment of such officer terminates other than for cause, prior to the date all shares of Common Stock subject to such Option becomes exercisable, the Company shall pay to such officer (or, in the event of the officer's death, to the estate of the officer) within ten days following termination of employment an amount equal to the difference between (A) the result of multiplying (x) the number of shares of Common

Stock subject to such Option that were not exercisable upon termination of employment by (v) the market value of the Common Stock and (B) the aggregate purchase price for such shares.  Upon payment, pursuant to this paragraph, all Options for which such cash payment is made (and any related

Stock Appreciation Rights) shall be cancelled.

                (c)    The Incentive Committee may, in its discretion,

amend the terms of Incentive Stock Options outstanding on June 21, 1988 to include provisions for cash payments similar to the provisions of 7.09(a)

and (b) above.

                (d)    For purposes of this Section, a "change in control"

shall mean a change of control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in

effect on June 31, 1988, pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the

"Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (1) any "person",

within the meaning of Section 14(d) of the Exchange Act, other than the

Company or any employee benefit plan(s) sponsored by the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange

Act), directly or indirectly, of 25% or more of the Common Stock, or

(2) individuals who constitute the Board of Directors of the Company on

June 21, 1988 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the

Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination)

shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.  In addition, for purposes of this

Section, "market value" shall mean (i) in the event the change in control is the result of a cash tender offer for all of the Common Stock, the cash paid to shareholders in such tender offer or (ii) otherwise, the highest

Fair Market Value of the Common Stock during the ten trading day period preceding the change in control.  For purposes of this Section, "cause"

means (a) the willful and continued failure by an officer of the Company

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



elected by the Board of Directors to substantially perform his duties for the Company (other than such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the officer by the Chairman of the Board of

Directors or President of the Company which specifically identifies the manner in which such executive believes that the officer has not substantially performed his duties, or (b) the willful engaging by the officer in illegal conduct which is materially and demonstrably injurious to the Company.

      8.        General Provisions

      8.01      Neither the adoption of the Program nor its operation, nor any booklet or other document describing or referring to the Program, or any part thereof, shall confer upon any Employee any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to dismiss or otherwise terminate the employment of any Employee at any time for any reason with or without cause.  If the Company shall terminate the employment of a

Participant for any reason, whether or not for cause, the Company shall incur no liability to the Participant due to the inability of the

Participant by reason of such termination to exercise thereafter any Option or Stock Appreciation Right theretofore granted to the Participant by the

Company or to receive payment of any award under the Program or

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



to be eligible thereafter payment of any award or grant of an Option or

Stock Appreciation Right under the Program.

      8.02      By accepting participation in or any benefits under the

Program, each member of the Incentive Compensation Group, each Participant,

and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action or decision taken or made or to be taken or made under the Program by the Company, the Board of Directors and the Incentive Committee.

      8.03      Appropriate provision shall be made for all taxes required to be withheld from incentive compensation awards, and in connection with

Options and Stock Appreciation Rights and the exercise thereof, under the applicable laws or other regulations of any governmental authority, whether

Federal, state or local and whether domesticor foreign, including, but not limited to, the withholding of payment of all or any portion of such award or the transfer of shares pursuant to exercise of an Option or a Stock

Appreciation Right until the Participant reimburses the Company for the amount the Company believes to be required to be withheld with respect to such taxes, or cancelling any portion of an award in an amount sufficient to reimburse itself for the amount it believes to be required to be so withheld, or selling any property contingently credited by the Company for the purpose of paying such award, in order to withhold or reimburse itself for the amount it believes to be required to be so withheld.

      8.04      The place of administration of the Program shall be

conclusively deemed to be within the State of Delaware and the validity,

construction, interpretation and administration of the Program and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of Delaware.  Without limiting the generality of the foregoing, the period within any action arising under or in connection with the Program, or any payment or award made or purportedly made under or in connection therewith, must be commenced shall be governed by the laws of the State of Delaware,

irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

      8.05      Any communication under the Program to the Board of

Directors shall be deemed to have been delivered to the Board when delivered to the Secretary of the Company for transmission to the Board,

irrespective of whether the Board shall then be in session.  Any communication under the Program to the Incentive Committee shall be deemed to have been delivered to the Incentive Committee when delivered to the

Secretary of the Incentive Committee for transmission to the Incentive

Committee, irrespective of whether the Incentive Committee shall then be in session.

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



      8.06      If any day on or before which action under the Program must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

      8.07      Headings are given to the sections of the Program solely as a convenience to facilitate reference; neither such headings nor numbering or paragraphing shall be deemed in any way material or relevant to the construction of the Program or any provisions thereof.

      8.08      The use of the masculine gender shall also include within

its meaning the feminine.  The use of the singular shall also include within its meaning the plural, and vice versa.

      9.        Conforming Amendments to Prior Stock Option Plans

                The 1972 Stock Option Plan and the 1977 Stock Option Plan

of the Company may be amended by the Board of Directors to authorize the amendment of options heretofore granted under such Plans, and, in the case of the 1977 Stock Option Plan of any options hereafter granted, to conform to the provisions set forth in 2.02, 7.06, 7.07 and, to the extent applicable, 7.08(f).

      10.       Amendment or Repeal

                The Program, subject to the provisions of 10.01 and 10.02

below, may be amended or repealed by the stockholders of the Company or,

if, as and when the Incentive Committee shall recommend, but not otherwise,

by the Board of Directors.

      10.01     Only the stockholders of the Company may amend the

provisions of the Program (a) so as to increase Aggregate

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



Incentive Compensation for any Compensation Year above that authorized by the provisions of the Program, but amendment to the Program so as to change the form or terms of payment of incentive compensation awards from those provided in the Program shall not be deemed to increase Aggregate Incentive

Compensation provided the Fair Market Value of all property transferred in payment of awards shall not exceed Aggregate Incentive Compensation, nor shall Aggregate Incentive Compensation be deemed increased as the result of an increase in value of capital stock or other property in which an award under the Program shall be payable or by which payment of an award shall be measured or of any dividends, Dividend Equivalents, interest, interest equivalents or similar increment paid or payable in respect of any award;

                (b)    so as to increase the maximum number of shares which

may be purchased upon exercise of Options granted under the Program or which may be transferred in respect of Stock Appreciation Rights either in the aggregate or to any individual Employee, except as authorized by

Section 4 above, or so as to decrease the minimum option price provided for in 7.04 above, except as so authorized;

                (c)    so as materially to increase the benefits accruing

to Participants under the Program or materially to modify the requirements as to the eligibility for Participants in the Program, provided that amendment of the Program in any respect required to authorize the grant of

Incentive Stock Options, whether in substitution for options theretofore or

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



thereafter granted or otherwise, shall not be deemed materially to increase the benefits accruing to the holders of such options;

                (d)    so as to extend the term of the Program or the

period during which Options may be exercised;

                (e)    so as to change the provisions of 3.01 above

relating to the Incentive Committee; or

                (f)    so as to change the provisions of this Section 10.

      10.02     The provisions of the Program, as in effect on November 15 of any Compensation Year, shall in all respects remain in effect with respect to any incentive compensation award, or installment thereof, made or to be made or payable for such Compensation Year, notwithstanding the amendment or repeal of the Program subsequent to November 15 of such

Compensation Year be either the Board of Directors or the stockholders.

Neither the termination of the Program by expiration or otherwise, nor any amendment thereof shall, without the consent of the Participant, adversely affect his right under an unexpired Option or Stock Appreciation Right granted to him, or under an incentive compensation award made to him, prior to such termination or amendment.

                                    ****

                              AMENDMENT TO THE
                UPJOHN MANAGEMENT INCENTIVE PROGRAM OF 1982


            Effective immediately prior to the consummation of the merger contemplated by the Combination Agreement, dated August 20, 1995, among the

Company, Pharmacia Aktiebolag, Pharmacia & Upjohn, Inc. and Pharmacia &

Upjohn Subsidiary, Inc., Section 7.09(d) of The Upjohn Management Incentive

Program of 1982 is hereby amended by the addition of the paragraph below immediately following the end of the first sentence thereof:

            Notwithstanding anything in the foregoing to the contrary, for purposes of Sections 7.09(a) and (b), no change in control shall be deemed to have occurred by virtue of the occurrence of any of the following events: (i) the consummation of the merger contemplated by the Combination Agreement, dated August 20, 1995, among the Company, Pharmacia Aktiebolag ("Pharmacia"), Pharmacia & Upjohn, Inc. and Pharmacia & Upjohn Subsidiary, Inc. or any other related transaction with Pharmacia (the "Transaction"), (ii) any report filed on Form 8-K as a result of the Transaction or (iii) any change in the Board of Directors of the Company as a result of the Transaction.